Exhibit 13.1

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended March 31, 2021 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Mr. Sandeep Bakhshi, Managing Director & CEO, Mr. Sandeep Batra, Executive Director and Mr. Rakesh Jha, Group Chief Financial Officer of ICICI Bank Limited, each certifies that, to the best of their knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ICICI Bank Limited.

Date: July 30, 2021

By:	/s/ Sandeep Bakhshi
	Name:	Sandeep Bakhshi
	Title:	Managing Director & CEO

By:	/s/ Sandeep Batra
	Name:	Sandeep Batra
	Title:	Executive Director

By:	/s/ Rakesh Jha
	Name:	Rakesh Jha
	Title:	Group Chief Financial Officer